EXHIBIT 9(b)



                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      August 15, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                         PAX WORLD BALANCED FUND, INC.


Ladies and Gentlemen:

     The undersigned has reviewed Post-Effective Amendment No. 41 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                               /s/ KURZMAN KARELSEN & FRANK, LLP


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                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      August 15, 2002


To the Shareholders and the Board of Directors of Pax World Balanced Fund, Inc.:


                               CONSENT OF COUNSEL

      We consent to the use in Post-Effective Amendment No. 41 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                               /s/ KURZMAN KARELSEN & FRANK, LLP